                        [LETTERHEAD OF BDO STOY HAYWARD]


Private and Confidential

                                   7 July 1995


                                   Our of 89/DA/Audit M1450



The Topps Company, Inc.


We hereby consent to the incorporation by reference in Registration Statement No. 33-17096 of The Topps Company, Inc. and Subsidiaries on Form S-8 and Registration Statement No. 33-59625 of The Topps Company, Inc. on Form S-8 of our report dated March 23, 1995, on our audit of the financial statements of Merlin Publishing International plc for the fiscal year ended January 31, 1995, appearing in this Current Report on Form 8-K of The Topps Company, Inc.



Yours faithfully


/s/ BDO Stoy Hayward
BDO Stoy Hayward